UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2010

CLEAN POWER TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51716	98-0413062
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit 7(W) E-Plan Industrial Estate New Road, New Haven, East Sussex, UK	BN9 OEX
(Address of principal executive offices)	(Zip Code)

+ 44 1273-516013
Registrant’s telephone number, including area code

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

Statements in this Current Report on Form 8-K (including the exhibit) that are not purely historical facts, including statements regarding Clean Power's beliefs, expectations, intentions or strategies for the future, may be "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. These risks and uncertainties include Clean Power's entry into new commercial businesses, the risk of obtaining financing, recruiting and retaining qualified personnel, and other risks described in Clean Power's Securities and Exchange Commission filings. The forward looking statements in this Form 8-K speak only as of the date hereof, and Clean Power disclaims any obligation to provide updates, revisions or amendments to any forward looking statement to reflect changes in the Clean Power’s expectations or future events.

Item 1.01 Entry into Material Definitive Agreement

The employment of Abdul Mitha as Chief Executive Officer was terminated in accordance with the terms of a Termination Agreement between Mr. Abdul Mitha and Clean Power Technologies, Inc. (the “Company”), dated July 30, 2010, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.  Pursuant to the Termination Agreement, Mr. Mitha will continue to be paid his salary through August 30, 2010, and will be entitled to a severance payment of GBP 130,000, payable to the extent the Company obtains future equity financing in excess of GBP 1,000,000, payable at a rate of 7% of such excess.  Mr. Mitha will continue to serve as Chairman of the Board of Directors of the Company.

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 30, 2010, the following changes in personnel occurred:

Mr. Abdul Mitha’s employment as the Company’s Chief Executive Officer was terminated. Please see Item 1.01 above.

Arthur Reynolds was appointed to the Company’s Board of Directors and was appointed acting Chief Executive Officer and President of the Company.  Mr. Reynold’s background is as follows:

Arthur S. Reynolds, age 66, is the founder of Rexon Limited of London and New York where, since 1999, he has served as managing director.  Mr. Reynolds was founder and, from 1997 to 1999, managing partner of London-based Value Management& Research (UK) Limited.  Mr. Reynolds was the founder and, from 1982 to 1997, served as managing director of Ferghana Financial Services limited.  Prior thereto, Mr. Reynolds held executive positions at Merrill Lynch International Bank Limited, Banque de la Société Financiére Européene, J.P. Morgan & Company and Mobil Corporation.  Mr. Reynolds is a director of Apogee Technology, Inc.  Mr. Reynolds holds an A.B. from Columbia University, a M.A. from Cambridge University, and an M.B.A. in Finance from New York University.  Mr. Reynolds brings to the Company extensive financial and executive experience across multiple sectors, with special strength in the international arena. Mr. Reynolds is a director of and chairman of the Audit Committee of ThermoEnergy Corporation, and from August 3, 2009 through November 16, 2009, Mr. Reynolds served as interim Chief Financial Officer of ThermoEnergy Corporation.

Mr. Reynolds has agreed to serve as Chief Executive Officer and President in exchange for options to purchase 550,000 shares of the Company’s common stock, exercisable for a period of ten years at an exercise price of $0.20 per share, vesting as follows:  options to purchase 275,000 shares vested immediately; the options to purchase the remaining 275,000 shares shall vest in six monthly installments, commencing August 30, 2010.

Mr. David Anthony, currently a director of the Company, was appointed as interim Chief Financial Officer of the Company.  Mr. Anthony will serve without pay.

Item 9.01 Financial Statements and Exhibits

9.01 (d) Exhibits

Exhibit Number	Description
10.1	Termination Agreement by and between the Company and Abdul Mitha dated July 30, 2010	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAN POWER TECHNOLOGIES INC.
August 3, 2010	By: /s/Arthur Reynolds
Arthur Reynolds Interim Chief Executive Officer and President